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                                                                   EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-58446 and No. 333-08665) pertaining to the Chart Industries, Inc. Key Employees Stock Option Plan, (Form S-8 No. 33-92340) pertaining to the Chart Industries, Inc. 1994 Stock Option Plan for Outside Directors and 1995 Stock Option Plan for Outside Directors, (Forms S-8 No. 333-08667 and No. 333-57306) pertaining to the Chart Industries, Inc. 1996 Stock Option Plan for Outside Directors, (Form S-8 No. 333-32535) pertaining to the Chart Industries, Inc. 1997 Stock Option and Incentive Plan and the Chart Industries, Inc. 1997 Stock Bonus Plan, (Form S-3 No. 333-35321) pertaining to the Chart Industries, Inc. registration for sale of 2,800,000 shares of Common Stock, (Form S-3/A No. 333-44621) pertaining to the Chart Industries, Inc. registration for resale of 89,715 shares of Common Stock, (Form S-8 No 333-57300) pertaining to the Chart Industries, Inc. 2000 Executive Incentive Stock Option Plan, (Form S-8 No. 333-57308) pertaining to the Amended and Restated Chart Industries, Inc. 1997 Stock Option and Incentive Plan, and (Form S-8 No. 333-67194) pertaining to the Second Amended and Restated Chart Industries, Inc. 1997 Stock Option and Incentive Plan of our report dated March 31, 2002, with respect to the consolidated financial statements of Chart Industries, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                   /s/ ERNST & YOUNG LLP
Cleveland, Ohio
March 31, 2002

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